Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2022, with respect to the consolidated financial statements of Dutch Bros Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Portland, Oregon
March 11, 2022